                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                             BUSH INDUSTRIES, INC.
--------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)



           DELAWARE                                        16-0837346
--------------------------------------------------------------------------------
   (State or other jurisdiction                                (IRS Employer
 of incorporation or organization)                          Identification No.)


ONE MASON DRIVE, JAMESTOWN, NEW YORK                          14702
--------------------------------------------------------------------------------
  (Address of Principal Executive Offices)                 (Zip Code)



                   BUSH INDUSTRIES, INC. 1985 STOCK PLAN AND
            BUSH INDUSTRIES, INC. 1985 INCENTIVE STOCK OPTION PLAN
--------------------------------------------------------------------------------
                           (Full title of the plan)



 ROBERT L. AYRES, CHIEF FINANCIAL OFFICER, ONE MASON DRIVE, JAMESTOWN, NY 14702
 ------------------------------------------------------------------------------
                    (Name and address of agent for service)


                                (716) 665-2000
-------------------------------------------------------------------------------
         (Telephone number, including area code, of agent for service)

                               CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------
                                               Proposed         Proposed            Amount
   Title of                                    maximum           maximum              of
 securities to              Amount to be    offering price      aggregate        registration
 be registered              registered(1)     per share     offering price(4)     fee(4)(5)

____________________________________________________________________________________________
Class  A  Common              200,000(2)        $15.81       $   1,027,650        $  322.00
 Stock, $.10 par value

--------------------------------------------------------------------------------------------

Class  A  Common              390,942(3)        $13.37       $5,226,894.54        $1,802.34
Stock, $.10 par value

--------------------------------------------------------------------------------------------

                                                           Total                  $2,124.34
                                                           Previously Paid         $ 322.00
                                                                                     ------
                                                           Total Due              $1,802.34
                                                                                   ========

_____________________________
(1) Pursuant to Rule 416(c), promulgated under the Securities Act of 1933, as amended, the Registration Statement also covers an indeterminate amount of securities to be offered or sold as a result of any adjustments from stock splits, stock dividends or similar events.

(2) Represents 200,000 shares of Class A Common Stock of Bush Industries, Inc. (the "Company"), issuable upon the exercise of qualified and non-qualified stock options granted under and in accordance with the terms and conditions of the Bush Industries, Inc. 1985 Stock Plan and/or the Bush Industries, Inc. 1985 Incentive Stock Option Plan (collectively hereinafter the "Plan"). Also includes an additional 175,000 shares of Class A Common Stock issued as a result of stock dividends and/or stock splits effectuated in the form of stock dividends by the Company.

(3) Represents 390,942 additional shares of the Company's Class A Common Stock issuable upon the exercise of qualified and non-qualified stock options granted under and in accordance with the terms and conditions of the Plan.

(4) This Registration Statement on Form S-8 relates to an amendment to the Plan, as to which a Registration Statement on Form S-8 was filed on August 9, 1991 (File No. 33-42262), as amended on July 27, 1993. This amendment increases the number of shares of Class A Common Stock subject to such Plan and being registered hereunder by 390,942 shares of Class A Common Stock. In accordance with Instruction E to Form S-8, the filing fee is calculated solely with respect to the additional 390,942 shares of Class A Common Stock subject to such Plan.

   This Registration Statement relates to an amendment to the Bush Industries, Inc. 1985 Stock Plan and the Bush Industries, Inc. 1985 Incentive Stock Option Plan (collectively, the "Plan"), increasing the number of shares of Bush Industries, Inc. (the "Company") Class A Common Stock, par value $.10 per share, by 390,942 shares of Class A Common Stock subject to the Plan and being registered hereunder. The Registration Statement on Form S-8 filed by the Company on August 9, 1991 (File No. 33-42262), and as amended on July 27, 1993, relating to the Plan is incorporated by reference herein.

                                     (iii)

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

   Exhibits
   --------
          In accordance with Instruction E (Registration of Additional
          Securities) to Form S-8, the following exhibits are included herein with respect to the registration of the additional 390,942 shares of the Company's Class A Common Stock (the "Additional Shares"), subject to the Plan.

 5 Opinion of Broad and Cassel, a partnership including professional associations, as to the legality of the Additional Shares being registered hereunder.

23.1 The consent of Broad and Cassel, a partnership including professional associations, is included in the opinion filed as Exhibit 5 to the Registration Statement.

23.2      Consent of Deloitte & Touche LLP, independent public accountants.

                                     (iv)

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jamestown, State of New York, on this 23rd day of October, 1995.

                                   BUSH INDUSTRIES, INC.
                                   ------------------------------------------
                                   Registrant



                                   By:/s/ Paul S. Bush
                                      ---------------------------------------
                                     Paul S. Bush, Chairman of the Board of
                                     Directors, President and Chief Executive
                                     Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



SIGNATURE                              TITLE                                         DATE
---------                              -----                                         ----

/s/ Paul S. Bush             Chairman of the Board of Directors,              October 23, 1995
-----------------------
Paul S. Bush                 President and Chief Executive Officer


/s/ Robert L. Ayres          Executive Vice President, Chief                  October 23, 1995
-------------------
Robert L. Ayres              Operating Officer, Chief Financial Officer
                             and Director


/s/ Lewis H. Aronson         Vice President of Corporate                      October 23, 1995
--------------------
Lewis H. Aronson             Development and Director


/s/ Gregory P. Bush          Vice President of Administration                 October 23, 1995
-------------------
Gregory P. Bush              and Director


/s/ Donald F. Hauck          Senior Vice President and Director               October 23, 1995
-------------------
Donald F. Hauck

/s/ David G. Messinger      Senior Vice President of Sales and               October 23, 1995
----------------------
David G. Messinger          Marketing and Director


/s/ Jerald D. Bidlack                   Director                             October 23, 1995
---------------------
Jerald D. Bidlack


/s/ Paul A. Benke                       Director                             October 23, 1995
-----------------
Paul A. Benke


/s/ Robert E. Hallagan                  Director                             October 23, 1995
----------------------
Robert E. Hallagan